Full-Year Fiscal 2026 Results May 14th, 2026 Exhibit 99.2

F U L L - Y E A R F Y 2 6 R E S U L T S This presentation contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the Company’s expected financial performance, including revenues, organic revenue growth, adjusted diluted EPS, and free cash flow; the impact of the Pillar5 acquisition, including on the supply of Clear Eyes®, sales of Clear Eyes® and category leadership in Eye Care; the Company’s ability to expand its Clear Eyes® supply, rebuild Eye Care retailer and safety stock, and reaccelerate Clear Eyes® distribution; the Company’s ability to execute on its brand-building strategy to drive free cash flow and maximize shareholder value; e-commerce and Gastrointestinal category growth; the Company’s capital allocation strategy and ability to delever; the impact of the Company’s announced acquisitions on its financial performance and the tax benefits from the acquisition of Breathe Right®; and the timing of closing of the Company’s announced acquisitions. Words such as “anticipate,” “continue,” “expect,” “enable,” “outlook,” “focus,” “plan,” “can,” “will,” “may,” “should,” “could,” “would,” and similar expressions identify forward-looking statements. Such forward-looking statements represent the Company’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, the ability to and timing of any increase in the supply of Clear Eyes from Pillar5 and other suppliers; the ability of the Company’s manufacturing operations and third party manufacturers and logistics providers and suppliers to meet demand for its other products and to avoid inflationary cost increases and supply disruption; the impact of economic and business conditions; consumer trends; competitive pressures; the impact of the Company’s advertising and promotional and new product development initiatives; customer inventory management initiatives; the ability to pass along rising costs to customers without impacting sales; fluctuating foreign exchange rates; evolving U.S. and international tariffs, trade actions and regulatory activity; geopolitical instability; and other risks set forth in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this presentation. Except to the extent required by applicable law, the Company undertakes no obligation to update any forward-looking statement contained in this presentation, whether as a result of new information, future events, or otherwise. All non-GAAP numbers presented are footnoted and reconciled to their closest GAAP measurement in the attached reconciliation schedule and in our May 13, 2026 earnings release in the “About Non-GAAP Financial Measures” section. Footnotes Reference footnotes on certain pages are detailed in the appendix on page 23. Safe Harbor Disclosure 2

F U L L - Y E A R F Y 2 6 R E S U L T S Agenda for Today’s Discussion 3 I. FY 26 and Performance Recap II. Drivers of Portfolio Growth III. Financial Overview IV.FY 27 Outlook & The Road Ahead

F U L L - Y E A R F Y 2 6 R E S U L T S I. FY 26 and Performance Recap

FY 26 Performance Recap

FY 26 Sales Highlights

- Revenue of $1.089 billion, down 4.3% versus prior year
- Eye care sales impacted by production volatility and capacity & quality upgrades
- International segment impacted by eye care supply and distributor order patterns

Superior Earnings and FCF

- Adjusted Gross Margin(2) of 55.6% approximately flat to prior year
- Adjusted Diluted EPS(2) of $4.38 versus $4.52 prior year
- Free Cash Flow(2) growth to $246.4 versus prior year

Disciplined Capital Allocation

- $156 million in FY 26 share repurchases
- Ending leverage of 2.6x(3)
- Acquisitions of Breathe Right® and LaCorium Health on track for fiscal 2027

Prestige Consumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
5

History of Superior Performance

Proven Ability to Execute Value Creation Strategy

1. Investing for Growth with Proven Brand-Building Playbook
2. Superior Business Attributes Enable Free Cash Flow
3. Scalable & Efficient Platform Supports Disciplined Capital Allocation

Revenue	Adj. EPS(2)	Adj. FCF(2)
+2.9% 5-Yr CAGR	+6.2% 5-Yr CAGR	+2.9% 5-Yr CAGR

Prestige Consumer HEALTHCARE

FULL-YEAR FY 26 RESULTS

6

Eye Care Outlook One Quarter Into Pillar5 Ownership

CLEAR EYES

Progress Made in 2026

- Eye Care supply ramp remains a strategic priority
- Meaningful progress on integration of Pillar5 after first full quarter of ownership
- Owned aseptic eye care facility proving to be strategically valuable
- Rigorous quality standards ensure consumer trust despite category headlines
- Identifying and partnering with supplemental suppliers to augment capacity

FY 2027 Outlook

- Continued capex prioritization to enhance supply quality and resilience
- Anticipate sales improvement versus prior year as production ramps in FY27
- Expect variable shipment patterns in FY27 given minimal safety stocks today
- Building capacity to produce the majority of volume in-house over time
- Strategic multi-year plan to return to category leadership in Eye Care

Relentless Focus on Ensuring the Highest Quality Supply in Sterile Eye Care

Prestige Consumer HEALTHCARE

FULL-YEAR FY 26 RESULTS

7

F U L L - Y E A R F Y 2 6 R E S U L T S II. Drivers of Portfolio Growth

Proven Brand-Building Tactics Continue to Drive GI Growth

Expanding Category Reach in Multiple Ways

Defend Motion Sickness Leadership with Engaging Content


DITCH Drama Llama NAUSEA

THE DRAMA LLAMA OF NAUSEA

DITCH NAUSEA

Accelerate Penetration in Nausea Category


FOR NON-DROWSY NAUSEA RELIEF
Advanced Herbals

Advanced Herbals
nausea

Expand Relevance Through GLP-1 Tailwinds



Digital Activation



Targeted HCP Programs

Sustained Share Gains

Market Share & YoY $ Sales Growth*


#2 Brand
(5%)
Private Label
& Other
(2%)
Fleet
+5%

~57%
Market Share*



Best New Launch in Amazon Category

- Gaining market share (+2.1pts L12W)* driven by strong E-Commerce performance
- Successful innovation driving premiumization and sustained category expansion

* MULO+C+Amazon Adult Rectal Laxatives for 12 week period ended 3/22/26

Prestige Consumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
9

Innovation Playbook Wide-Ranging to Address Consumer Needs


Compound W
FREEZE OFF
SKIN TAG REMOVER
FDA APPROVED
Fleet
mini
Dramamine
motion sickness
MEDICINAL
Dramamine
nausea
CHEWABLE
FAST PAIN RELIEF
Goody's
POWDER
Hydralyte
SPORTS
Hydralyte

Product Development Initiatives	Compound W	Fleet	Dramamine	Goody's	Hydralyte
Extend Brand Through Better Consumer Experience or Claims	✓	✓	✓	✓	✓
Innovate Through Technology or Forms	✓		✓		
New Categories Expansion	Skin Tags	GLP-1 friendly	GLP-1 friendly	Mental Alertness	

Prestige Consumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
10

Continue to Drive Strong E-Commerce Growth

E-Commerce as a % of Net Sales*



+4.5x
~4%
~11%
~14%
~16%
~18%
FY 19
FY 21
FY 23
FY 25
FY 26

Continued strong performance across E-Commerce business

amazon | Walmart eCommerce | TARGET.com | instacart

*MULO+ Retail sales data and International assumptions as of 3/22/26

Optimizing Content to Changing Consumer Behavior with AI Adoption

New Product Development



Dramamine
THE FIRST MOTION SICKNESS POWDER
#1 PHARMACIST RECOMMENDED BRAND FOR MOTION SICKNESS
MINI ENEMA
RELIEF LASTS
LESS DROWSY FORMULA
DRAMA-FREE NAUSEA RELIEF

Seasonal Content



Chloraseptic
'TIS THE SEASON FOR SORE THROAT RELIEF
LUDEN'S
Advanced Herbals
NAUSEA OCCURRED IN 89% OF PATIENTS PRESCRIBED GLP-1 MEDICATIONS
You're Not Alone:
DISCOVER DRAMA-FREE NAUSEA RELIEF

Brand Refresh



Chloraseptic
#1 SORE THROAT RELIEF BRAND
RELIEF FOR SORE THROAT DURING ALLERGY SEASON
SHOP LOZENGES
SHOP SPRAYS
SHOP KIDS
Which Chloraseptic product is right for you?
PRODUCT SELECTOR
Best Sellers from Chloraseptic
#1 DOCTOR-RECOMMENDED THROAT SPRAY BRAND
PROVIDES INSTANT, SUGAR-FREE RELIEF FROM SORE THROAT & MOUTH PAIN

PrestigeConsumer HEALTHCARE

FULL-YEAR FY 26 RESULTS

11

F U L L - Y E A R F Y 2 6 R E S U L T S III. Financial Overview

F U L L - Y E A R F Y 2 6 R E S U L T S Fourth Quarter and FY 26 Performance FY 26 FY 25 Dollar values in millions, except per share data. $281.6 $96.4 $1.23 $296.5 $104.4 $1.32 Revenue Adjusted EBITDA Adjusted EPS (5.0%) (7.7%) (6.8%) 13 Q 4 $1,088.7 $353.8 $4.38 $1,137.8 $374.5 $4.52 Revenue Adjusted EBITDA Adjusted EPS (4.3%) (5.5%) (3.1%) (2) Revenue of $281.6 million, down 6.4% vs. prior year on an organic basis(1) Adjusted Diluted EPS(2) of $1.23, down 6.8% compared to $1.32 prior year Adjusted EBITDA(2) of $96.4 million compared to $104.4 million prior year F u ll -Y e a r (2) (2) (2)

Detailed Financial Results for FY 26

	3 Months Ended			12 Months Ended		
	Q4 FY 26	Q4 FY 25	% Chg	FY 26	FY 25	% Chg
Total Revenue	$ 281.6	$ 296.5	(5.0%)	$ 1,088.7	$ 1,137.8	(4.3%)
Adj. Gross Profit(2)	155.9	170.0	(8.3%)	605.2	634.5	(4.6%)
% Margin	55.4%	57.3%		55.6%	55.8%	
A&M	35.1	37.0	(5.2%)	148.8	155.7	(4.5%)
% Total Revenue	12.5%	12.5%		13.7%	13.7%	
Adj. G&A(2)	27.4	27.1	1.3%	113.1	108.2	4.5%
% Total Revenue	9.7%	9.1%		10.4%	9.5%	
D&A (ex. COGS)	5.4	5.1	7.4%	20.9	21.3	(1.6%)
Adj. Operating Income(2)	$ 88.0	$ 100.9	(12.8%)	$ 322.3	$ 349.2	(7.7%)
% Margin	31.2%	34.0%		29.6%	30.7%	
Adj. Earnings Per Share(2)	$ 1.23	$ 1.32	(6.8%)	$ 4.38	$ 4.52	(3.1%)
Adj. EBITDA(2)	$ 96.4	$ 104.4	(7.7%)	$ 353.8	$ 374.5	(5.5%)
% Margin	34.2%	35.2%		32.5%	32.9%	

Dollar values in millions, except per share data
Amounts may not add due to rounding

FY 26 Comments

- Revenue down 4.5% organically(1) versus prior year
  - North America segment impacted by limited Clear Eyes supply and order timing in prior year
  - International segment down 3% excluding foreign currency due to limited eye care supply
  - Strong E-Commerce growth continued
- Adjusted Gross Margin(2) of 55.6%
- A&M of 13.7% of Revenue, consistent with expectations
- Adjusted G&A(2) of 10.4% of Revenue
- Adjusted Diluted EPS(2) down 3.1% vs. PY

Prestige Consumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
14

F U L L - Y E A R F Y 2 6 R E S U L T S Strong Free Cash Flow Continued in FY 26 Attractive Business Attributes Enable Robust Free Cash Flow Generation 15 Free Cash Flow(2) & Net Leverage(3) Enabling Efficient Allocation Dollar values in millions $222 $239 $243 $246 3.3x 2.8x 2.4x 2.6x FY 23 FY 24 FY 25 FY 26 Model with Low Capital Expenditures Leading Margin Profile Long-Term Cash Tax Savings Ongoing Focus on Profitability Key Attributes Repurchased $156 million (2.3 million shares) in FY 26 Investing in eye care manufacturing capabilities via acquisition of Pillar5 Low leverage providing flexibility to pursue strategic M&A

F U L L - Y E A R F Y 2 6 R E S U L T S Disciplined Capital Allocation Priorities 16 Invest in Current Brands to Drive Organic Growth 1 Focused on Debt Reduction to Enhance Optionality Prioritize Deleveraging Following Acquisition of Breathe Right® 2 Strategic Share Repurchases Opportunistic Share Repurchases Only if Warranted 3 Pursue M&A That is Attractive to Shareholders Continue to Assess, but Would Be Balanced Against Leverage 4 Strong Free Cash Flow Will Enabled Rapid Debt Reduction to Unlock Shareholder Value Anticipate approximately $900 million total Free Cash Flow(4) over the next three years enhancing shareholder value 16

F U L L - Y E A R F Y 2 6 R E S U L T S IV. FY 27 Outlook & The Road Ahead

Portfolio & Strategy Well-Positioned for Continued Value Creation

1. Diversified Portfolio of Leading, Trusted Brands
2. Established Organic Growth Playbook
3. Superior Financial Profile Generating Consistent Cash Flow
4. Scalable Platform
5. Organic Growth Engine Reinforced by M&A

Prestige's Business Attributes & Execution Drive Superior Shareholder Value Creation

PrestigeConsumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
18

Initial FY 27 Outlook

Top Line Trends

- Revenues of $1,100 to $1,121 million
  - Organic growth of approximately 1% to 3%
- Continue to emphasize brand-building across a diverse, needs-based portfolio
- Projecting improved shipment trends in eye care
- Pending acquisitions not yet included

EPS

- Adjusted Diluted EPS of $4.42 to $4.51(5), tracking sales growth
- Gross margin relatively consistent to prior year
- G&A reflects addition of Pillar5, normalized incentive comp

Free Cash Flow

- Free Cash Flow(4) of $250 million or more
- Expect to close Breathe Right® and LaCorium Health in June and July, respectively
- Prioritizing debt reduction for the balance of fiscal 2027

Prestige Consumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
19

M&A Strategy at Work: Portfolio-Enhancing Consumer Health Deals

Breathe Right® & Other OTC Brands


ANBESOL
CHILDREN'S Dimetapp

Other Loyalty Brands


~34%
~$200M Revenue
~66%


Breathe Right

#1 Category-Synonymous Brand with Global Reach

- ✓ Iconic #1 brand synonymous with the nasal strip category and represents expansion into a new category for Prestige
- ✓ Diversified portfolio of trusted, established brands with loyal consumer followings
- ✓ Immediately accretive to Prestige's gross and EBITDA margins
- ✓ Supports Prestige's long-term organic growth targets
- ✓ $150 million estimated present value of future tax savings

LaCorium Health


Flexitol
HEEL BALM


CRAMPEZE
~10%
~20%
~$40M Revenue
~70%


Dermal THERAPY

Leader in therapeutic lip, skin, and foot care

- ✓ Sustained double-digit top-line growth for over a decade
- ✓ Anticipate revenue accretion via category tailwinds and brand expansion
- ✓ Global platform across Australia & New Zealand (~75% of business), North America, Middle East, and Asia
- ✓ Asset-light model providing robust cash flow generation
- ✓ Leverage distribution network and other operating expertise for significant revenue and cost synergies

Prestige Consumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
20

Three-Year Roadmap Points to Outsized Value Creation

Revenue Growth	Financial Discipline	Leading Free Cash Flow
✓ Accretive revenue growth from Breathe Right & LaCorium ✓ Fast-growing International OTC approaching ~20% of revenue ✓ Sterile eye supply from low base provides potential upside, supported by expanding long-term capacity	✓ Disciplined financial management to sustain earnings momentum ✓ Re-establishment of pre-payable debt adds magnifying effect	✓ Proven strong & sustainable free cash flow model ✓ Leverage reduction focus unlocks future deployment optionality ✓ Enhanced by robust profitability and cash tax savings
Anticipate ~10% revenue growth CAGR	**Anticipate EPS CAGR of ~8%**	**Anticipate ~$900M total Free Cash Flow[2] over next three years**

Business Well Positioned to Exceed Long-term Algorithm Over Next Three Years

Prestige Consumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
21

F U L L - Y E A R F Y 2 6 R E S U L T S Q&A

F U L L - Y E A R F Y 2 6 R E S U L T S Appendix (1) Organic Revenue is a Non-GAAP financial measure and is reconciled to the most closely related GAAP financial measure in the attached Reconciliation Schedules and / or our earnings release dated May 13, 2026 in the “About Non-GAAP Financial Measures” section. (2) Adjusted Gross Profit, Adjusted Gross Margin, Adjusted G&A, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted EPS, EBITDA & EBITDA Margin, Free Cash Flow, and Net Debt are Non-GAAP financial measures and are reconciled to their most closely related GAAP financial measures in the attached Reconciliation Schedules and / or in our earnings release dated May 13, 2026 in the “About Non-GAAP Financial Measures” section. (3) Leverage ratio reflects net debt / covenant defined EBITDA. (4) Free Cash Flow for FY 27 is a projected Non-GAAP financial measure, is reconciled to projected GAAP Net Cash Provided by Operating Activities in the attached Reconciliation Schedules and / or in our earnings release dated May 13, 2026 in the “About Non-GAAP Financial Measures” section and is calculated based on projected Net Cash Provided by Operating Activities less projected capital expenditures. (5) Adjusted EPS for FY 27 is a projected Non-GAAP financial measure, is reconciled to projected GAAP EPS in the attached Reconciliation Schedules and / or in our earnings release dated May 13, 2026 in the “About Non-GAAP Financial Measures” section and is calculated based on projected EPS adjusted for anticipated costs associated with Pillar5 manufacturing optimization and integration. 23

Reconciliation Schedules

Organic Revenue Change

(In Thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Year Ended March 31, 2026	Year Ended March 31, 2025
GAAP Total Revenues	$ 281,617	$ 296,518	$ 1,088,705	$ 1,137,762
Revenue Change	(5.0%)		(4.3%)	
Adjustments:				
Impact of foreign currency exchange rates	-	4,292	-	2,718
Total adjustments	$ -	$ 4,292	$ -	$ 2,718
Non-GAAP Organic Revenues	$ 281,617	$ 300,810	$ 1,088,705	$ 1,140,480
Non-GAAP Organic Revenue Change	(6.4%)		(4.5%)	

Adjusted Gross Margin

(In Thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Year Ended March 31, 2026	Year Ended March 31, 2025
GAAP Total Revenues	$ 281,617	$ 296,518	$ 1,088,705	$ 1,137,762
GAAP Gross Profit	$ 146,299	$ 170,010	$ 595,578	$ 634,463
GAAP Gross Profit as a Percentage of GAAP Total Revenue	51.9%	57.3%	54.7%	55.8%
Adjustments:				
Amortization of inventory fair value step-up	700	-	700	-
Depreciation of idle manufacturing assets during remediation period[(a)]	475	-	475	-
Acquired facility remediation, period overhead and idle capacity costs[(b)]	8,402	-	8,402	-
Total adjustments	9,577	-	9,577	-
Non-GAAP Adjusted Gross Margin	$ 155,876	$ 170,010	$ 605,155	$ 634,463
Non-GAAP Adjusted Gross Margin as a Percentage of GAAP Total Revenues	55.4%	57.3%	55.6%	55.8%

(a) Represents depreciation expense recorded during the remediation period following the acquisition of Pillar5, during which certain production lines were not operating.

(b) Represents manufacturing and administrative overhead incurred during a remediation period following the acquisition of Pillar5, during which production was significantly constrained.

Prestige Consumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
24

F U L L - Y E A R F Y 2 6 R E S U L T S 25 Reconciliation Schedules (Continued) Adjusted G&A Expense (a) Costs related to the consummation of the acquisition process such as legal and other acquisition-related professional fees. (b) Represents depreciation expense recorded during the remediation period following the acquisition of Pillar5, during which certain production lines were not operating. Three Months Ended March 31, Year Ended March 31, 2026 2025 2026 2025 (In Thousands) GAAP General and Administrative Expense 30,280$ 27,050$ 116,447$ 108,209$ GAAP General and Administrative Expense as a Percentage of GAAP Total Revenue 10.8% 9.1% 10.7% 9.5% Adjustments: Costs associated with acquisition (a) 2,756 - 3,228 - Depreciation of idle assets recorded in G&A during remediation period (b) 135 - 135 - Total adjustments 2,891 - 3,363 - Non-GAAP Adjusted General and Administrative Expense 27,389$ 27,050$ 113,084$ 108,209$ Non-GAAP Adjusted General and Administrative Expense Percentage as a Percentage of GAAP Total Revenues 9.7% 9.1% 10.4% 9.5%

F U L L - Y E A R F Y 2 6 R E S U L T S 26 Reconciliation Schedules (Continued) Adjusted EBITDA and EBITDA Margin (a) Represents manufacturing and administrative overhead incurred during a remediation period following the acquisition of Pillar5, during which production was significantly constrained. (b) Costs related to the consummation of the acquisition process such as legal and other acquisition-related professional fees. Three Months Ended March 31, Year Ended March 31, 2026 2025 2026 2025 (In Thousands) GAAP Net Income 53,928$ 50,128$ 190,301$ 214,605$ Interest expense, net 11,428 10,759 42,339 47,632 Provision for income taxes 10,844 23,831 67,195 69,584 Depreciation and amortization 8,352 7,252 31,273 30,173 Non-GAAP EBITDA 84,552 91,970 331,108 361,994 Non-GAAP EBITDA Margin 30.0% 31.0% 30.4% 31.8% Adjustments: Amortization of inventory fair value step‑up 700 - 700 - Acquired facility remediation, period overhead and idle capacity costs (a) 8,402 - 8,402 - Costs associated with acquisitions in G&A (b) 2,756 - 3,228 - Supplier loan write-off - - 10,332 - Tradename impairment - 12,466 - 12,466 Total adjustments 11,858 12,466 22,662 12,466 Non-GAAP Adjusted EBITDA 96,410$ 104,436$ 353,770$ 374,460$ Non-GAAP Adjusted EBITDA Margin 34.2% 35.2% 32.5% 32.9%

Reconciliation Schedules (Continued)

Adjusted Net Income & Adjusted Diluted EPS

	Three Months Ended March 31, 2026 Net Income	2026 Adjusted EPS	2025 Net Income	2025 Adjusted EPS	Year Ended March 31, 2026 Net Income	2026 Adjusted EPS	2025 Net Income	2025 Adjusted EPS	2021 Net Income	2021 Adjusted EPS
(In Thousands, except per share data)										
GAAP Net Income and Diluted EPS	$ 53,928	$ 1.13	$ 50,128	$ 1.00	$ 190,301	$ 3.91	$ 214,605	$ 4.29	$ 164,682	$ 3.25
Adjustments:										
Amortization of inventory fair value step-up	700	0.01	-	-	700	0.01	-	-	-	-
Depreciation of idle manufacturing assets during remediation period[(a)]	610	0.01	-	-	610	0.01	-	-	-	-
Acquired facility remediation, period overhead and idle capacity costs[(b)]	8,402	0.18	-	-	8,402	0.17	-	-	-	-
Supplier loan write-off	-	-	-	-	10,332	0.21	-	-	-	-
Costs associated with acquisition in General and administrative expense[(c)]	2,756	0.06	-	-	3,228	0.07	-	-	-	-
Loss on extinguishment of debt	-	-	-	-	-	-	-	-	12,327	0.24
Tradename impairment	-	-	12,466	0.25	-	-	12,466	0.25	-	-
Tax impact of adjustments[(d)]	(3,017)	(0.06)	(2,961)	(0.06)	(5,659)	(0.12)	(2,961)	(0.06)	(2,986)	(0.06)
Normalized tax rate adjustment[(e)]	(4,831)	(0.10)	6,266	0.13	5,430	0.11	2,236	0.04	(10,025)	(0.20)
Total Adjustments	**4,620**	**0.10**	**15,771**	**0.32**	**23,043**	**0.46**	**11,741**	**0.23**	**(684)**	**(0.01)**
Non-GAAP Adjusted Net Income and Adjusted EPS	**$ 58,548**	**$ 1.23**	**$ 65,899**	**$ 1.32**	**$ 213,344**	**$ 4.38**	**$ 226,346**	**$ 4.52**	**$ 163,998**	**$ 3.24**

(a) Represents depreciation expense recorded during the remediation period following the acquisition of the Pillar5 facility, during which certain production lines were not operating.

(b) Represents manufacturing and administrative overhead incurred during a remediation period following the acquisition of the Pillar5 facility, during which production was significantly constrained.

(c) Costs related to the consummation of the acquisition process such as legal and other acquisition-related professional fees.

(d) The income tax adjustments are determined using applicable rates in the taxing jurisdictions in which the above adjustments relate and includes both current and deferred income tax expense (benefit) based on the specific nature of specific Non-GAAP performance measure.

(e) Income tax adjustment to adjust for discrete income tax items.

PrestigeConsumer HEALTHCARE

FULL-YEAR FY 26 RESULTS

27

Reconciliation Schedules (Continued)

Adjusted Free Cash Flow

(In Thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Year Ended March 31, 2026	Year Ended March 31, 2025
GAAP Net Income	$ 53,928	$ 50,128	$ 190,301	$ 214,605
Adjustments:				
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	9,405	33,507	84,949	78,851
Changes in operating assets and liabilities as shown in the Statement of Cash Flows	(20,492)	(21,787)	(17,623)	(41,941)
Total adjustments	(11,087)	11,720	67,326	36,910
GAAP Net cash provided by operating activities	42,841	61,848	257,627	251,515
Purchases of property and equipment	(5,210)	(3,479)	(11,178)	(8,224)
Non-GAAP Free Cash Flow	$ 37,631	$ 58,369	$ 246,449	$ 243,291

(In Thousands)	2021	2022	2023	2024
GAAP Net Income (Loss)	$ 164,682	$ 205,381	$ (82,306)	$ 209,339
Adjustments				
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	76,523	65,487	365,877	79,418
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(5,598)	(10,946)	(53,855)	(39,831)
Total adjustments	70,925	54,541	312,022	39,587
GAAP Net cash provided by operating activities	**235,607**	**259,922**	**229,716**	**248,926**
Purchases of property and equipment	(22,243)	(9,642)	(7,784)	(9,550)
Non-GAAP Free Cash Flow	**213,364**	**250,280**	**221,932**	**239,376**
Integration, transition and other payments associated with acquisitions/divestitures	-	3,465	-	-
Total adjustments	-	3,465	-	-
Non-GAAP Adjusted Free Cash Flow	**$ 213,364**	**$ 253,745**	**$ 221,932**	**$ 239,376**

PrestigeConsumer HEALTHCARE
FULL-YEAR FY 26 RESULTS
28

Reconciliation Schedules (Continued)

Projected Adjusted Earnings Per Share

	Low	High
Projected FY'27 GAAP Diluted EPS	$ 4.31	$ 4.40
Costs associated with Pillar5 manufacturing optimization and integration	$ 0.11	$ 0.11
Projected FY'27 Non-GAAP Adjusted Diluted EPS	$ 4.42	$ 4.51

Projected Free Cash Flow

(in millions)	
Projected FY'26 GAAP Net cash provided by operating activities	$ 268
Additions to property and equipment for cash	(26)
Projected FY'26 Non-GAAP Free Cash Flow	242
Costs associated with Pillar5 manufacturing optimization and integration	8
Projected FY'26 Non-GAAP Adjusted Free Cash Flow	**$ 250**

Prestige Consumer HEALTHCARE

FULL-YEAR FY 26 RESULTS

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F U L L - Y E A R F Y 2 6 R E S U L T S FY 27 Financial Outlook Metric Guidance Revenue ◼ $1.100 to $1.121 billion ◼ Organic growth of 1% to 3%(1) Gross Margin ◼ 55.0 to 56.0% Marketing ◼ Over 13% of net revenue General & Administrative ◼ ~10.5% of net revenue Interest Expense ◼ $43 million in interest expense Tax Rate ◼ ~24% effective tax rate EPS ◼ $4.42 to $4.51 Free Cash Flow(4) ◼ $250 million or more 30